Exhibit 99.1

Ribbon Communications Inc. Reports
Fourth Quarter and Full Year 2021 Financial Results

Total Revenue Grew 10% Sequentially

North American IP Optical Annual Revenue Grew 164% Year Over Year

Company Details Investment Strategy to Capture Growth Opportunities

February 16, 2022

Conference Call Details

Conference call to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2021 on February 16, 2022, via the investor section of its website at http://investors.ribboncommunications.com, where a replay will also be available shortly following the conference call.

Conference Call Details:
Date:  February 16, 2022
Time:  4:30 p.m. (ET)
Dial-in number (Domestic): 877-407-2991

Dial-in number (Intl): 201-389-0925

Instant Telephone Access: Call me™

Replay information:
A telephone playback of the call will be available following the conference call until March 2, 2022 and can be accessed by calling 877-660-6853 or 201-612-7415 for international callers. The reservation number for the replay is 13726131.

Investor Relations

Tom Berry

+1 (978) 614-8050

tom.berry@rbbn.com

North American Press

Dennis Watson

+1 (214) 695-2224

dwatson@rbbn.com

APAC, CALA & EMEA Press

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Analyst Relations

Michael Cooper

+1 (708) 212-6922

mcooper@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real-time communications software and IP optical transport solutions to service providers, enterprises, and critical infrastructure sectors, today announced its financial results for the fourth quarter and full year 2021.

Revenue for the fourth quarter of 2021 was $231 million, compared to $244 million for the fourth quarter of 2020. Revenue for 2021 was $845 million, compared to $844 million for 2020.

“While our financial results for 2021 did not meet our expectations, we continue to make progress on our strategy. Our IP Optical Networks sales grew 22% sequentially in the fourth quarter and full year revenue in North America grew 164% year over year. We had several new wins with major carriers that we expect to begin to contribute in the second half of 2022. In our Cloud & Edge business, our increased focus on Enterprise is yielding results with sales nearly doubling in the fourth quarter both sequentially and year over year. Additionally, we had our first significant Telco Cloud win in the quarter,” noted Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

McClelland continued, “As we enter 2022, we project 10%+ full year revenue growth in IP Optical Networks. Given the substantial growth opportunity presented by this business amidst a strong demand backdrop, we remain committed to the higher investment level needed to evolve the portfolio and capture share in future years. Our first quarter guidance accounts for continued supply chain delivery and cost issues affecting many industry participants, and increased uncertainty related to the conflicts in the Ukraine and Russia regions that are important markets for us.”

Financial Highlights1, 2

	Three months ended		Year ended
	December 31,		December 31,
In millions, except per share amounts.	2021	2020	2021	2020
GAAP Revenue	$231	$244	$845	$844
GAAP Net (loss) income	$(96)	$124	$(177)	$89
Non-GAAP Net income	$1	$27	$49	$62
GAAP diluted (loss) earnings per share	$(0.65)	$0.81	$(1.20)	$0.61
Weighted average shares outstanding for GAAP diluted (loss) earnings per share	149	153	148	145
Non-GAAP diluted earnings per share	$0.01	$0.18	$0.32	$0.43
Weighted average shares outstanding for Non-GAAP diluted earnings per share	154	153	155	145
Non-GAAP Adjusted EBITDA	$26	$49	$120	$131

1 The Company’s results include the impact of changes in the fair value of the consideration received from the sale of its Kandy Communications business (the “Kandy Sale”) to American Virtual Cloud Technologies (“AVCT”) and paid-in-kind interest earned on the consideration. These amounts totaled approximately $7 million and $71 million of expense in 4Q21 and FY21, respectively, and $30 million of income in 4Q20. The Company’s FY20 results include approximately $114 million of income from gain on the Kandy sale and subsequent remeasurement of the consideration. Fluctuations in AVCT’s stock price will impact the future amounts that are recorded in Other (expense) income, net, and could materially impact the Company’s quarterly results.

2 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

1

Cash, cash equivalents and restricted cash was $106 million at December 31, 2021, compared with $104 million at September 30, 2021. GAAP Net loss of $96 million in the fourth quarter of 2021 includes a non-cash $116 million goodwill impairment charge related to revised projections for the IP Optical business segment, and a tax valuation allowance release of $28 million associated with the Company’s U.S. tax position.

“To support our investment in critical growth areas, we are implementing a strategic restructuring to streamline operations. We expect to reduce our operating costs by approximately $5 million per quarter, incurring restructuring charges of about $6 million in employee separation costs and approximately $14 million in real estate optimization. We expect these savings to allow us to better align with the current demand environment and increase investment in key parts of the portfolio,” said Mick Lopez, Chief Financial Officer of Ribbon Communications.

Customer and Company Highlights

▪	IP Optical Networks 4Q21 revenue of $83 million, up 22% from 3Q21
o	Initiated major project with U.S. Tier 1 service provider to modernize their fixed voice infrastructure over the next several years that will significantly reduce the complexity and operating cost of their network
o	Awarded new business with multi-service communications provider in Japan for TDM to IP migration project to begin in 2H22
o	Selected as new provider of optical transport solutions by major African carrier
o	Other notable new IP Optical wins:
−	Selected by leading European railway operator for a major national backbone project
−	Telehouse selected Ribbon’s high-performance Apollo solution to power its flagship Metro Connect offer
−	NamPower deployed Ribbon’s IP Optical portfolio to reliably leverage high-capacity bandwidth
−	IPS selected Ribbon’s IP Optical Solutions to expand their long-haul submarine data transmission capacity
▪	Cloud & Edge 4Q21 revenue of $147 million, up 3% from 3Q21
o	First significant Telco Cloud win with major Japanese mobile carrier, utilizing our cloud-native SBC for deployment in their network
o	Strength in Enterprise with new wins in Financial, IT and Automotive verticals
−	Partnered with Infosys to deploy Microsoft Teams at one of the world’s largest automobile brands
−	Enterprise product revenue increased 91% from 4Q20

Business Outlook1

The Company’s outlook is based on current indications for its business, which are subject to change. For the first quarter of 2022, the Company projects revenue of $165 million to $180 million, non-GAAP gross margin of 50% to 51%, non-GAAP diluted loss per share of $0.10 to $0.07, and Adjusted EBITDA of ($11) million to ($5) million. For the full year 2022, the Company projects revenue of $850 million to $880 million, non-GAAP gross margin of 55% to 56%, non-GAAP earnings per share of $0.30 to $0.34, and Adjusted EBITDA of $110 million to $120 million. The current outlook assumes no worsening of conditions related to the COVID-19 pandemic, or supply chain disruptions.

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G. To learn more about Ribbon visit rbbn.com.

2

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to several risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation statements regarding, the financial results for 2021 and projected results for 2022 and beyond, costs and savings associated with the strategic restructuring, potential COVID-19 impacts, customer engagement and momentum, expected supply-chain related costs; plans and objectives for future operations; and plans for future product development and manufacturing, are forward-looking statements. Without limiting the foregoing, the words "anticipates”, “believes”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including, among others, risks related to supply chain disruptions resulting from component availability; the effects of geopolitical instabilities and disputes, including between Russia and Ukraine; risks related to the continuing COVID-19 pandemic, including delays in customer deployments as a result of rises in cases; risks that we will not realize estimated cost savings and/or anticipated benefits from the acquisition of ECI; risks that we will not realize the estimated cost savings and/or anticipated benefits from our strategic restructuring; the impact of restructuring and cost-containment activities, failure to realize anticipated benefits from the sale of our Kandy Communications business (“Kandy”) or declines in the value of our ongoing investment in AVCT, the purchaser of the Kandy Communications business; unpredictable fluctuations in quarterly revenue and operating results; risks related to cybersecurity and data intrusion; failure to compete successfully against telecommunications equipment and networking companies; failure to grow our customer base or generate recurring business from our existing customers; credit risks; the timing of customer purchasing decisions and our recognition of revenues; macroeconomic conditions; litigation; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights and obtain necessary licenses; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in our products; risks related to the terms of our credit agreement including compliance with the financial covenants; higher risks in international operations and markets; increases in tariffs, trade restrictions or taxes on our products; currency fluctuations; and failure or circumvention of our controls and procedures.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2020 and its Form 10-Q for the quarter ended September 30, 2021. In providing forward-looking statements, the Company expressly disclaims any obligation to update these statements publicly or otherwise, whether as a result of new information, future events or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors will allow investors to view the financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, its management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

3

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology; Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Acquisition-Related Inventory Adjustment

Acquisition-related inventory adjustment amounts are inconsistent in frequency and amount and are significantly impacted by the then-current market prices of such inventory items. The Company believes that excluding non-cash inventory adjustments arising from acquisitions facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the inventory had been acquired by the Company through its normal channels rather than in connection with its acquired businesses.

Litigation Costs

The Company has been involved in litigation with a former GENBAND business partner and had reached a settlement with the other party. The Company excludes the costs of such litigation because it believes such costs are not part of its core business or ongoing operations.

Impairment of Goodwill

The Company performs its annual testing for impairment of goodwill in the fourth quarter of 2021. For the purpose of testing goodwill for impairment, all goodwill has been assigned to one of the Company’s two operating segments. The Company performs a fair value analysis using both an income and market approach, which encompasses a discounted cash flow analysis and a guideline public company analysis using selected multiples. Based on the results of its recently completed impairment test, the Company determined that the carrying value of its IP Optical Networks segment exceeded its fair value, and accordingly, recorded a non-cash impartment charge of $116 million in the fourth quarter. There was no impairment of the Company’s Cloud and Edge segment. The Company believes that such non-cash costs are not part of its core business or ongoing operations. Accordingly, the Company believes that excluding the goodwill impairment charge facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related Expense

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of its acquired businesses and the Company. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

4

Restructuring and Related Expense

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Interest Income on Debentures

The Company recorded paid-in-kind interest income on the Debentures through September 8, 2021, when the Debentures were converted to the Debenture Shares, which increased their fair value. The Company excludes this interest income because it believes that such a gain is not part of its core business or ongoing operations.

Gain on Sale of Business

On May 12, 2021, the Company sold its QualiTech business, which it had acquired as part of the ECI Acquisition, to Hermon Laboratories, Ltd. As consideration, the Company received $2.9 million of cash and recorded a gain on the sale of $2.8 million. On December 1, 2020, the Company completed the sale of Kandy to AVCT. As consideration, the Company received units of AVCT securities, comprised of AVCT’s Series A-1 convertible debentures (“Debentures”) and warrants to purchase shares of AVCT’s common stock (“Warrants”), with an aggregate fair value approximating $84 million on the date of sale. The Debentures were converted to shares of AVCT common stock (the “Debenture Shares”) on September 8, 2021 (the “Debenture Conversion Date”). The Company excludes these gains because it believes that such gains are not part of its core business or ongoing operations.

Decrease (Increase) in Fair Value of Investments

The Company calculates the fair values of the Debentures and the Warrants (prior to September 8, 2021) and the Debenture Shares and Warrants (effective September 8, 2021) at each quarter-end and records any adjustments to their fair values in Other (expense) income, net. The Company excludes these and any subsequent gains and losses from the change in fair value of this investment because it believes that such gains or losses are not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax benefit (provision) is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax benefit (provision) assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from (Loss) income from operations: depreciation; amortization of acquired intangible assets; stock-based compensation; acquisition-related inventory adjustments; certain litigation costs; impairment of goodwill; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that considers to be non-cash and/or not part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

5

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2021	2021	2020
Revenue:
Product	$130,298	$111,726	$142,225
Service	100,279	98,672	101,977
Total revenue	230,577	210,398	244,202

Cost of revenue:
Product	70,165	53,494	59,669
Service	36,711	36,576	40,171
Amortization of acquired technology	8,908	9,674	10,743
Total cost of revenue	115,784	99,744	110,583

Gross profit	114,793	110,654	133,619

Gross margin	49.8%	52.6%	54.7%

Operating expenses:
Research and development	51,609	49,132	51,321
Sales and marketing	42,067	36,113	37,551
General and administrative	13,226	12,148	14,966
Amortization of acquired intangible assets	7,493	7,547	4,815
Impairment of goodwill	116,000	-	-
Acquisition-, disposal- and integration-related expense	3,428	1,955	2,557
Restructuring and related expense	1,106	1,767	5,509
Total operating expenses	234,929	108,662	116,719

(Loss) income from operations	(120,136)	1,992	16,900
Interest expense, net	(3,995)	(2,969)	(5,393)
Other (expense) income, net	(8,546)	(57,702)	115,534

(Loss) income before income taxes	(132,677)	(58,679)	127,041
Income tax benefit (provision)	36,369	(752)	(3,281)

Net (loss) income	$(96,308)	$(59,431)	$123,760

(Loss) earnings per share:
Basic	$(0.65)	$(0.40)	$0.85
Diluted	$(0.65)	$(0.40)	$0.81

Weighted average shares used to compute (loss) earnings per share:
Basic	148,675	148,184	145,311
Diluted	148,675	148,184	153,441

6

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2021	2020
Revenue:
Product	$453,042	$467,912
Service	391,915	375,883
Total revenue	844,957	843,795

Cost of revenue:
Product	214,745	204,772
Service	147,209	145,916
Amortization of acquired technology	38,343	42,290
Total cost of revenue	400,297	392,978

Gross profit	444,660	450,817

Gross margin	52.6%	53.4%

Operating expenses:
Research and development	194,948	194,525
Sales and marketing	150,279	139,318
General and administrative	53,661	63,286
Amortization of acquired intangible assets	28,283	18,620
Impairment of goodwill	116,000	-
Acquisition-, disposal- and integration-related expense	7,632	17,164
Restructuring and related expense	11,653	16,235
Total operating expenses	562,456	449,148

(Loss) income from operations	(117,796)	1,669
Interest expense, net	(15,831)	(21,042)
Other (expense) income, net	(74,516)	112,690

(Loss) income before income taxes	(208,143)	93,317
Income tax benefit (provision)	30,958	(4,726)

Net (loss) income	$(177,185)	$88,591

(Loss) earnings per share:
Basic	$(1.20)	$0.64
Diluted	$(1.20)	$0.61

Weighted average shares used to compute (loss) earnings per share:
Basic	147,575	138,967
Diluted	147,575	144,650

7

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$103,915	$128,428
Restricted cash	2,570	7,269
Accounts receivable, net	282,917	237,738
Inventory	54,043	45,750
Other current assets	37,545	28,461
Total current assets	480,990	447,646

Property and equipment, net	47,685	48,888
Intangible assets, net	350,730	417,356
Goodwill	300,892	416,892
Investments	43,931	115,183
Deferred income taxes	47,287	10,651
Operating lease right-of-use assets	53,147	69,757
Other assets	23,075	20,892
	$1,347,737	$1,547,265

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$20,058	$15,531
Accounts payable	97,121	63,387
Accrued expenses and other	100,752	134,865
Operating lease liabilities	17,403	17,023
Deferred revenue	109,119	96,824
Total current liabilities	344,453	327,630

Long-term debt, net of current	350,217	369,035
Operating lease liabilities, net of current	55,196	72,614
Deferred revenue, net of current	20,619	26,010
Deferred income taxes	8,116	16,842
Other long-term liabilities	41,970	48,281
Total liabilities	820,571	860,412

Commitments and contingencies

Stockholders' equity:
Common stock	15	15
Additional paid-in capital	1,875,234	1,870,256
Accumulated deficit	(1,355,661)	(1,178,476)
Accumulated other comprehensive income (loss)	7,578	(4,942)
Total stockholders' equity	527,166	686,853
	$1,347,737	$1,547,265

8

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(177,185)	$88,591
Adjustments to reconcile net (loss) income to cash flows provided by operating activities:
Depreciation and amortization of property and equipment	16,962	17,188
Amortization of intangible assets	66,626	60,910
Amortization of debt issuance costs	4,763	5,673
Impairment of goodwill	116,000	-
Stock-based compensation	19,418	13,899
Deferred income taxes	(45,596)	(4,616)
Gain on sale of business	(2,772)	(83,552)
Decrease (increase) in fair value of investments	71,252	(30,296)
Reduction to deferred purchase consideration	-	(70)
Foreign currency exchange losses	5,002	2,961
Changes in operating assets and liabilities:
Accounts receivable	(47,279)	9,578
Inventory	(9,029)	11,842
Other operating assets	9,958	44,343
Accounts payable	34,482	(49,561)
Accrued expenses and other long-term liabilities	(50,324)	20,629
Deferred revenue	6,904	(5,955)
Net cash provided by operating activities	19,182	101,564

Cash flows from investing activities:
Purchases of property and equipment	(17,132)	(26,721)
Business acqusitions, net of cash acquired	-	(346,852)
Proceeds from sale of business	2,944	-
Proceeds from the sale of fixed assets	-	43,500
Net cash used in investing activities	(14,188)	(330,073)

Cash flows from financing activities:
Borrowings under revolving line of credit	-	615
Principal payments on revolving line of credit	-	(8,615)
Proceeds from issuance of term debt	74,625	478,500
Principal payments of term debt	(92,176)	(134,188)
Principal payments of finance leases	(903)	(1,258)
Payment of debt issuance costs	(789)	(14,147)
Proceeds from the exercise of stock options	24	70
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(14,464)	(1,674)
Net cash (used in) provided by financing activities	(33,683)	319,303

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(523)	260

Net (decrease) increase in cash, cash equivalents and restricted cash	(29,212)	91,054
Cash, cash equivalents and restricted cash, beginning of year	135,697	44,643
Cash, cash equivalents and restricted cash, end of year	$106,485	$135,697

9

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Stock-based compensation
Cost of revenue - product	$97	$96	$51	$313	$174
Cost of revenue - service	488	492	208	1,684	701
Cost of revenue	585	588	259	1,997	875

Research and development	1,243	1,223	804	4,253	2,968
Sales and marketing	2,011	1,581	1,177	7,218	4,129
General and administrative	1,168	1,169	1,492	5,950	5,927
Operating expense	4,422	3,973	3,473	17,421	13,024

Total stock-based compensation	$5,007	$4,561	$3,732	$19,418	$13,899

10

RIBBON COMMUNICATIONS INC.

 Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2021	2021	2020
GAAP Gross margin	49.8%	52.6%	54.7%
Stock-based compensation	0.3%	0.3%	0.1%
Amortization of acquired technology	3.8%	4.6%	4.4%
Non-GAAP Gross margin	53.9%	57.5%	59.2%

GAAP Net (loss) income	$(96,308)	$(59,431)	$123,760
Stock-based compensation	5,007	4,561	3,732
Amortization of acquired intangible assets	16,401	17,221	15,558
Impairment of goodwill	116,000	-	-
Acquisition-, disposal- and integration-related expense	3,428	1,955	2,557
Restructuring and related expense	1,106	1,767	5,509
Interest income on debentures	-	(901)	-
Gain on sale of business	-	-	(83,552)
Decrease (increase) in fair value of investments	6,508	56,475	(30,296)
Tax effect of non-GAAP adjustments	(50,830)	(5,294)	(10,000)
Non-GAAP Net income	$1,312	$16,353	$27,268

GAAP Diluted (loss) earnings per share	$(0.65)	$(0.40)	$0.81
Stock-based compensation	0.03	0.03	0.02
Amortization of acquired intangible assets	0.12	0.12	0.10
Impairment of goodwill	0.77	-	-
Acquisition-, disposal- and integration-related expense	0.02	0.01	0.02
Restructuring and related expense	0.01	0.01	0.04
Interest income on debentures	-	(0.01)	-
Gain on sale of business	-	-	(0.54)
Decrease (increase) in fair value of investments	0.04	0.38	(0.20)
Tax effect of non-GAAP adjustments	(0.33)	(0.03)	(0.07)
Non-GAAP Diluted earnings per share	$0.01	$0.11	$0.18

Weighted average shares used to compute diluted (loss) earnings per share
Shares used to compute GAAP diluted (loss) earnings per share	148,675	148,184	153,441
Shares used to compute Non-GAAP diluted earnings per share	153,898	154,061	153,441

GAAP (Loss) income from operations	$(120,136)	$1,992	$16,900
Depreciation	4,278	4,209	4,434
Amortization of acquired intangible assets	16,401	17,221	15,558
Stock-based compensation	5,007	4,561	3,732
Impairment of goodwill	116,000	-	-
Acquisition-, disposal- and integration-related expense	3,428	1,955	2,557
Restructuring and related expense	1,106	1,767	5,509
Non-GAAP Adjusted EBITDA	$26,084	$31,705	$48,690

11

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2021	2020
GAAP Total gross margin	52.6%	53.4%
Stock-based compensation	0.2%	0.1%
Amortization of acquired technology	4.6%	5.0%
Acquisition-related inventory adjustment	0.0%	0.3%
Non-GAAP Total gross margin	57.4%	58.8%

GAAP Net (loss) income	$(177,185)	$88,591
Stock-based compensation	19,418	13,899
Amortization of acquired intangible assets	66,626	60,910
Acquisition-related inventory adjustment	-	2,000
Litigation costs	-	2,101
Impairment of goodwill	116,000	-
Acquisition-, disposal- and integration-related expense	7,632	17,164
Restructuring and related expense	11,653	16,235
Interest income on debentures	(3,556)	-
Gain on sale of business	(2,772)	(83,552)
Decrease (increase) in fair value of investments	74,809	(30,296)
Tax effect of non-GAAP adjustments	(63,209)	(25,335)
Non-GAAP Net income	$49,416	$61,717

GAAP diluted (loss) earnings per share	$(1.20)	$0.61
Stock-based compensation	0.14	0.11
Amortization of acquired intangible assets	0.44	0.42
Acquisition-related inventory adjustment	-	0.01
Litigation costs	-	0.01
Impairment of goodwill	0.77	-
Acquisition-, disposal- and integration-related expense	0.05	0.12
Restructuring and related expense	0.08	0.11
Interest income on debentures	(0.02)	-
Gain on sale of business	(0.02)	(0.58)
Decrease (increase) in fair value of investments	0.50	(0.21)
Tax effect of non-GAAP adjustments	(0.42)	(0.17)
Non-GAAP Diluted earnings per share	$0.32	$0.43

Weighted average shares used to compute diluted (loss) earnings per share:
Shares used to compute GAAP diluted (loss) earnings per share	147,575	144,650
Shares used to compute Non-GAAP diluted earnings per share	154,527	144,650

GAAP (Loss) income from operations	$(117,796)	$1,669
Depreciation	16,962	17,188
Amortization of acquired intangible assets	66,626	60,910
Stock-based compensation	19,418	13,899
Acquisition-related inventory adjustment	-	2,000
Litigation costs	-	2,101
Impairment of goodwill	116,000	-
Acquisition-, disposal- and integration-related expense	7,632	17,164
Restructuring and related expense	11,653	16,235
Non-GAAP Adjusted EBITDA	$120,495	$131,166

12

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	March 31, 2022		December 31, 2022
	Range		Range
Revenue ($ millions)	$165	$180	$850	$880

Gross margin:
GAAP outlook	44.6%	46.0%	51.0%	52.1%
Stock-based compensation	0.4%	0.4%	0.4%	0.4%
Amortization of acquired technology	5.0%	4.6%	3.6%	3.5%
Non-GAAP outlook	50.0%	51.0%	55.0%	56.0%

Earnings per share:
GAAP outlook	$(0.30)	$(0.27)	$(0.31)	$(0.27)
Stock-based compensation	0.04	0.04	0.16	0.16
Amortization of acquired intangible assets	0.10	0.10	0.39	0.39
Acquisition-, disposal- and integration-related expense	0.01	0.01	0.02	0.02
Restructuring and related expense	0.02	0.02	0.13	0.13
Tax effect of non-GAAP adjustments	0.03	0.03	(0.09)	(0.09)
Non-GAAP outlook	$(0.10)	$(0.07)	$0.30	$0.34

Weighted average shares used to compute GAAP diluted loss per share (in thousands)	149,000	149,000	151,000	151,000
Weighted average shares used to compute Non-GAAP diluted (loss) earnings per share (in thousands)	149,000	149,000	157,000	157,000

Adjusted EBITDA ($ millions):
GAAP income from operations	$(40.6)	$(34.6)	$(16.3)	$(6.3)
Depreciation	4.0	4.0	16.9	16.9
Amortization of acquired intangible assets	15.5	15.5	60.4	60.4
Stock-based compensation	5.5	5.5	25.7	25.7
Acquisition-, disposal- and integration-related expense	1.3	1.3	3.3	3.3
Restructuring and related expense	3.3	3.3	20.0	20.0
Non-GAAP outlook	$(11.0)	$(5.0)	$110.0	$120.0

13